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                                                                    Exhibit 23.1



INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-54802 of Charter Municipal Mortgage Acceptance Company on Form S-3, in Registration Statement No. 333-57384 of Charter Municipal Mortgage Acceptance Company on Form S-3, in Registration Statement No. 333-36192 of Charter Municipal Mortgage Acceptance Company on Form S-3, and in Registration Statement No. 333-55957 of Charter Municipal Mortgage Acceptance Company on Form S-8 of our report dated March 12, 2001, appearing in this Annual Report on Form 10-K of Charter Municipal Mortgage Acceptance Company for the year ended December 31, 2000.


DELOITTE & TOUCHE LLP

New York, New York
March 30, 2001